Exhibit 99.1

SkyPeople Fruit Juice Announces NYSE Amex Listing,
Common Stock Offering and Reverse Stock Split

XI’AN, China – October 29, 2009 – SkyPeople Fruit Juice, Inc. (NYSE Amex: SPU) (“SkyPeople” or
“the Company”), a leading processor and manufacturer of concentrated apple, kiwifruit, pear and other fruit juices and fruit products in the People's Republic of China, today announced the listing of its common stock on the NYSE Amex Equities and the pricing of a public offering by two selling stockholders of the Company’s common stock. In connection with the offering, the selling stockholders exercised warrants to purchase an aggregate of 2.7 million shares of the Company’s common stock. The
Company will receive approximately $6.9 million in gross proceeds from the exercise of these warrants.
Roth Capital Partners, LLC acted as the lead-manager and Maxim Group LLC acted as co-manager for the public offering.

Under terms of the agreement, the selling stockholders have granted the underwriters a 30-day option, to purchase up to an additional 405,000 shares of Common Stock to cover over-allotments, if any, for an additional
$1.0 million in gross proceeds from the exercise of these warrants. Subject to customary closing conditions, the public offering is scheduled to close on November 3, 2009.The Company intends to use proceeds from this transaction for general corporate purposes, including acquisitions and other expansions of its current production capacity.

On October 28, 2009 SkyPeople also filed an amendment to its Articles of Incorporation providing for a two-for-three reverse split of its common stock, effective today, October 29, 2009. The Company's common stock, which previously traded on the OTC Bulletin Board, will begin trading on the NYSE
Amex today, October 29, 2009, under the ticker symbol “SPU.”

“Our listing on the NYSE Amex Equities marks an important achievement among our corporate goals,”
said Mr. Yongke Xue, CEO of SkyPeople. “Consistent with our growth strategy to capture additional fruit juice market share and introduce higher margin products, we believe this infusion of cash and our listing on the NYSE Amex will enhance our visibility among the U.S. capital markets, as well as raise our profile with U.S. customers. We are extremely pleased to be a part of the NYSE Amex Equities and affirm our steadfast commitment to creating value for our shareholders.”

The registration statement related to the sale of the Company’s Common Stock by two selling stockholders was declared effective by the Securities and Exchange Commission on July 23, 2009. The
offering is made only by the prospectus relating to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the Securities and Exchange Commission for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Roth Capital Partners, LLC toll-free at 1-800-678-
9147, by e-mail to rothecm@roth.com, by fax to (949) 720-7227 or by mail to 24 Corporate Plaza Drive,
Newport Beach, CA, 92660, Attention: Equity Capital Markets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SkyPeople Fruit Juice, Inc.
SkyPeople Fruit Juice, Inc. is a holding company for Shaanxi Tianren. Shaanxi Tianren is a company organized according to the laws of the People's Republic of China. SkyPeople's main products are concentrated apple, kiwifruit, pear and other fruit juices for domestic and international consumers. Its brand, HEDETANG, is positioned as a high quality, healthy and nutritious juice concentrate and clear juice product used both as an ingredient component in other products and an end-use juice concentrate product. Shaanxi Tianren utilizes the largest kiwifruit plantation in China and is a leading worldwide producer of concentrated kiwifruit juice. For more information, please visit
http://www.skypeoplefruitjuice.com.

Forward-Looking Statements
This press release contains certain "forward-looking statements" that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its products in new markets and to offer products at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems, political and economic factors in the People's Republic of China, compliance requirement of laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United
States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
SkyPeople Fruit Juice, Inc.
Ms. Spring Liu, CFO
818-390-1272
springliu@skypeoplejuice.com

The Piacente Group, Inc.
Kristen McNally
212-481-2050
Kristen@thepiacentegroup.com